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                                                                   EXHIBIT 10(e)

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is by and between Fredonia State Bank, a Texas banking corporation (the "Bank"), and Gordon R. Lewis, an individual residing in Nacogdoches, Nacogdoches County, Texas (the "Employee"), effective as of September 2, 1997 (the "Effective Date").

                              W I T N E S S E T H:

         In consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

         1. Employment. On the terms and subject to the conditions of this Agreement, the Bank hereby employs Employee, and engages the services of the Employee to serve as Chairman of the Board of Directors and President (the "Office") of the Bank, and Employee hereby accepts employment with the Bank according to the terms set forth in this Agreement.

         2. Duties. Employee is hereby employed and shall work at the location of the Bank or at such other place or places as may be directed by the Bank. The Employee shall have the position (including status, offices, titles and reporting requirements), authority, duties, and responsibilities usually associated with the Office of a bank having assets similar in nature and value to the assets of the Bank.

                  2.1 The Employee shall devote his entire time and attention during normal working hours to the Office during the term of this Agreement for the profit and benefit of Bank. During the term of this Agreement, the Employee shall not directly or indirectly render any services or be engaged in any activity of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, other than Bank, without the prior written consent of the Bank.

         3. Compensation and Benefits. The compensation and other benefits payable to Employee under this Agreement shall constitute the full consideration to be paid to Employee for all services to be rendered by Employee for the Bank.

                  3.1 The Bank will pay to Employee an annual salary as determined by the Board of Directors of the Bank which is stated on Exhibit "A" attached hereto. The Employee's annual salary shall be payable in accordance with the Bank's customary policies, subject to payroll and withholding deductions as may be required by law and other deductions applied generally to employees of the Bank for insurance or other employee benefit plans.

                  3.2 Employee shall be reimbursed for any and all reasonable costs and expenses incurred by Employee in performance of his services and duties as specified in this Agreement or incurred by Employee on behalf of, or in furtherance of the business of, the Bank, including, but not limited to business expenses incurred in connection with travel and entertainment; provided, however, that Employee shall submit to the Bank supporting receipts and information satisfactory to the Bank with respect to such reasonable costs and expenses.

                  3.3 During the term of Employee's employment, he shall be entitled (i) to receive health insurance benefits with the same coverages and deductibles as are currently in effect with respect to Employee (subject to the availability of such benefits at a reasonable cost), (ii) to participate in the Bank's other benefit plans to such extent as determined by the Board of Directors of the Bank, (iii) to participate in the Bank's other policies, including vacation and sick leave.

         4. Conflicts of Interests; Covenant Not to Compete.

                  4.1 Employee shall, during the term of this Agreement, devote his entire time, attention, energies and business efforts to his duties as an employee of the Bank and to the business of the Bank. Employee shall not, during the term of this Agreement, directly or indirectly, for and on behalf of himself or any person, firm, partnership, corporation or other legal entity, own, manage, operate, control, invest in, make loans on advances to, guarantee the obligations of or



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

participate in the ownership or management or operations of or be employed by or otherwise engage in the operation of any business that is in competition in any manner whatsoever with the business of the Bank.

         5. Confidential Information.

                  5.1 As used herein, "Confidential Information" means all technical and business information (including financial statements and related books and records, personnel records, customer lists, arrangements with customers and suppliers, manuals and reports) of the Bank and its affiliates (whether such information is owned by, licensed to or otherwise possessed by the Bank or any affiliate), whether patentable or not, which is of a confidential, trade secret and/or proprietary character and which is either developed by Employee (alone or with others) or to which Employee has had access during his employment. "Confidential Information" shall include but is not limited to information of a technical or business nature such as ideas, discoveries, inventions, improvements, trade secrets, know-how, manufacturing processes, specifications, writings and other works of authorship, computer programs, financial figures and reports, marketing plans, customer lists and data, and/or business plans or data which relate to the actual or anticipated business of the Bank or any affiliate or its actual or anticipated areas of research and development. "Confidential Information" shall also include but is not limited to confidential evaluations of, and the confidential use or non-use by Bank or any affiliate of, technical or business information in the public domain.

                  5.2 Employee shall, both during and after his employment with the Bank, protect and maintain the confidential, trade secret and/or proprietary character of all Confidential Information. Employee shall not, during or after termination of his employment, directly or indirectly, use (for himself or another) or disclose any Confidential Information, for so long as it shall remain proprietary or protectible as confidential or trade secret information, except as may be necessary for the performance of his duties under this Agreement.

                  5.3 Employee shall deliver promptly to the Bank, at the termination of his employment, or at any other time at the Bank's request, without retaining any copies, all documents and other material in his possession relating, directly or indirectly, to any Confidential Information.

                  5.4 Each of Employee's obligations in this Section 5 shall also apply to the confidential, trade secret and proprietary information learned or acquired by him during his employment from others with whom the Bank or any affiliate has a business relationship.

         6. Term and Termination.

                  6.1 Term. The term of this Agreement shall be for two years commencing on the Effective Date and shall automatically be extended each day from the Effective Date.

                  6.2 Termination of Agreement. Except as may otherwise be provided herein, this Agreement may terminate prior to the end of the Term upon the occurrence of:

                  (a) Thirty (30) days after written notice of termination is given by either party to the other; or

                  (b) Employees's death or, at the Bank's option, upon Employee's becoming Disabled (as defined in Section 7.3 hereof).

Any notice of termination given by Employee to the Bank under Section 6.2(a) above shall specify whether such termination is made with or without Good Reason-Change in Control (as defined in Section 7.5 hereof). Any notice of termination given by the Bank to Employee under Section 6.2(a) above shall specify whether such termination is with or without Cause (as defined in Section
7.4 hereof.

         7. Obligations of the Bank Upon Termination.

                  7.1 Cause and Other than for Good Reason-Change in Control. If the Bank terminates this Agreement with Cause pursuant to Section 6.2(a) above, or if Employee terminates this Agreement without Good Reason-Change in Control pursuant to Section 6.2(a) hereof, this Agreement shall terminate without further obligations to Employee, other than those obligations owing or accrued to, vested in, or earned by Employee through the date of termination, including, but not limited to:



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                           (a) to the extent not theretofore paid, Employee's
                  annual salary in effect at the time of such termination through the date of termination; and

                           (b) in the case of compensation previously deferred
                  by Employee, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Bank and any accrued vacation pay not yet paid by the Bank; and

                           (c) all other amounts or benefits owing or accrued
                  to, vested in, earned by Employee through the date of termination under the then existing or applicable plans, programs, arrangements, and policies of Bank;

such obligations owing or accrued to, vested in, or earned by Employee through the date of termination, including, but not limited to, such amounts and benefits specified in clauses (a), (b), and (c) of this sentence, being hereinafter collectively referred to as the "Accrued Obligations." The aggregate amount of such obligations owing or accrued to, vested in, or earned by Employee through the date of termination, including, but not limited to, the Accrued Obligations, shall be paid by the Bank to Employee in cash in one lump sum within thirty (30) days after the date of termination.

                  7.2 Good Reason-Change in Control; Other than for Cause Before or After a Change in Control. If Employee terminates this Agreement with Good Reason-Change in Control pursuant to Section 6.2(a) hereof, or if the Bank terminates this Agreement without Cause before or after the occurrence of a Change in Control pursuant to Section 6.2(a) hereof, the Bank shall pay to Employee cash in one lump sum within thirty (30) days after the date of termination the aggregate of the following amounts (the "Change in Control-Lump Sum Payment"):

                                    (i) to the extent not theretofore paid,
                           Employee's annual salary at the annual rate in effect at the time of such termination through the date of termination; and

                                    (ii) to the extent not theretofore paid, any
                           bonus through the date of termination; and

                                    (iii) in the case of compensation previously
                           deferred by Employee, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Bank, and any accrued vacation pay not yet paid by the Bank; and

                                    (iv) all other amounts or benefits owing or
                           accrued to, vested in, or earned by Employee through the date of termination under the then existing or applicable plans, programs, arrangements, and policies of the Bank; and

                                    (v) any and all other Accrued Obligations
                           not otherwise described in clause (i), (ii), (iii),
                           (iv) or (v) of this Section 7.2; and

                                    (vi) an amount equal to two (2) times the
                           Employee's annual salary in effect at the time of such termination.

                  7.3 Death or Disabilities. If Employee's employment is terminated under Section 6.2(b) hereof by reason of Employee's death or Disability, the Bank shall pay to Employee's legal representatives cash in one lump sum within thirty (30) days after the date of Employee's death or Disability the full amount of the obligations owing or accrued to, vested in, or earned by Employee through the date of Employee's death or disability, including, but not limited to, the Accrued Obligations. Anything in this Agreement to the contrary notwithstanding, the Employee's legal representatives or beneficiaries shall be entitled to receive benefits provided under the then existing or applicable plans, programs, or arrangements and policies of the Bank relating to death or disability. As used herein, "Disabled" shall have the meanings as being disabled under the Fredonia Bancshares, Inc. Stock Option Plan.

                  7.4 Cause. As used in this Agreement, the term "Cause" means
(i) willful misconduct by Employee, (ii) the gross neglect by Employee of his duties as an employee, officer or director of the Bank which continues for more than thirty (30) days after written notice from the Bank to Employee specifically identifying the gross negligence of Employee and directing Employee to discontinue same, (iii) the commission by Employee of an act, other than an act taken


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in good faith within the course and scope of Employee's employment, which is directly detrimental to the Bank and which act exposes the Bank to material liability.

                  7.5 Good Reason-Change in Control. As used in this Agreement, the term "Good Reason-Change in Control" means after the occurrence of a Change in Control and a determination by Employee that any one or more of the following events has occurred:

                  (a) the assignment by the Bank to Employee of duties that are inconsistent with the Office at the time of such assignment, or the removal by the Bank from Employee of those duties usually appertaining to the Office at the time of such removal; or

                  (b) a change by the Bank, without Employee's prior written consent, in Employee's responsibilities to the Bank as such responsibilities existed at the time of the occurrence of such Change in Control (or as such responsibilities may thereafter exist from time to time as a result of changes in such responsibilities made with Employee's prior written consent); or

                  (c) any removal of Employee from, or any failure to elect or reelect Employee to, the Office, except in connection with Employee's promotion, with his prior written consent, to a higher office (if any) with the Bank; or

                  (d) the Bank's direction that Employee discontinue service (or not seek reelection or reappointment) as a director, officer or member of any corporation or other entity of which Employee is a director, officer or member at the time of the occurrence of such Change in Control; or

                  (e) the failure of the Bank to continue to provide Employee with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) that are both commensurate with the Office and Employee's responsibilities to and position with the Bank at the time of the occurrence of such Change in Control and not materially dissimilar to the office space, related facilities and support personnel provided to other key executive officers of the Bank; or

                  (f) a reduction by the Bank in the amount of Employee's minimum salary specified in Section 2.1(a) (or as subsequently increased) and as in effect at the time of the occurrence of such Change in Control, or a failure of the Bank to pay such minimum annual salary to the Employee at the time and in the manner specified in
         Section 3.1(a) of this Agreement; or

                  (g) Employee's principal office space or the related facilities or support space or the related facilities or support personnel referred to in paragraph (e) of this Section 7.5 cease to be located within the Bank's principal executive offices, or for a period of more than 45 consecutive days Employee is required by the Bank to perform a majority of this duties outside the Bank's principal executive offices; or

                  (h) the relocation, without Employee's prior written consent, of the Bank's principal executive offices to a location outside the county in which such offices are located at the time of the occurrence of such Change in Control; or

                  (i) the failure of the Bank to obtain the assumption by any successor to the Bank of the obligations imposed upon the Bank under this Agreement, as required by Section 14 of this Agreement; or

                  (j) the employment of Employee under this Agreement is terminated by the Bank without Cause; or

                  (k) the Bank notifies Employee of the Bank's intention not to observe or perform one or more of the obligations of the Bank under this Agreement; or

                  (l) the Bank breaches any provision of this Agreement.

                  7.6 Change in Control. As used herein, the term "Change in Control" shall mean the occurrence with respect to the Bank or Fredonia Bancshares, Inc. (the "Parent") of any of the following events:


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                  (a) a report on Schedule 13D is filed with the Securities and
         Exchange Commission (the "SEC") pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than the Bank or the Parent (or one of its subsidiaries) or any employee benefit plan sponsored by the Bank or the Parent (or one of its subsidiaries), is the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 20 percent or more of the outstanding shares of common stock of the Bank or the Parent or the combined voting power of the then-outstanding securities of the Bank or the Parent;

                  (b) a report is filed by the Bank or the Parent disclosing a response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or to Item 1 of Form 8-K promulgated under the Exchange Act, or to any similar reporting requirement hereafter promulgated by the SEC;

                  (c) any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than the Bank or the Parent (or one of its subsidiaries) or any employee benefit plan sponsored by the Bank or the Parent (or one of its subsidiaries), shall purchase securities pursuant to a tender offer or exchange offer to acquire any common stock of the Bank or the Parent (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person, entity or group in question is the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 20 percent or more of the combined voting power of the then-outstanding securities of the Bank or the Parent (as determined under paragraph (d) of Rule 13d-3 promulgated under the Exchange Act, in the case of rights to acquire common stock);

                  (d) the stockholders of the Bank or the Parent shall approve:

                           (i) any merger, consolidation, or reorganization of
                  the Bank or the Parent:

                                    (A) in which the Bank or the Parent is not
                           the continuing or surviving corporation,

                                    (B) pursuant to which shares of common stock
                           of the Bank or the Parent would be converted into cash, securities or other property,

                                    (C) with a corporation which prior to such
                           merger, consolidation, or reorganization owned 20 percent or more of the combined voting power of the then-outstanding securities of the Bank or the Parent, or

                                    (D) in which the Bank or the Parent will not
                           survive as an independent corporation;

                           (ii) any sale, lease, exchange or other transfer (in
                  one transaction or a series of related transactions) of all or substantially all the assets of the Bank or the Parent, or

                           (iii) any liquidation or dissolution of the Bank or
                  the Parent;

                  (e) the stockholders of the Bank or the Parent shall approve a merger, consolidation, reorganization, recapitalization, exchange offer, purchase of assets or other transaction after the consummation of which any person, entity or group (as defined in accordance with Section 13(d) or 14(d) of the Exchange Act) would own beneficially in excess of 50% of the outstanding shares of common stock of the Bank or the Parent or in excess of 50% of the combined voting power of the then-outstanding securities of the Bank or the Parent; or

                  (f) during a period of two consecutive years, the individuals who at the beginning of such period constituted the Board of Directors of Bank or the Parent cease for any reason to constitute a majority of such Board, unless the election or nomination for election by the Bank or the Parent's stockholders of each new director during any such two-year period was approved by the vote by two-thirds of the directors then still in office who were directors at the beginning of such two-year period.


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         8. Parachute Payments.

                  8.1 General. For the purposes of the determinations to be made pursuant to Paragraph 8.2 below, capitalized terms that are not defined in this Agreement shall have the meanings set forth in Section 280G of the Internal Revenue Code of 1986, as amended ("Code"). A "Change in Control" of the Bank or the Parent shall have the meaning set forth in Section 7.6 above and shall refer to an ownership change described in Section 280G(b)(2)(A)(i) of the Code with respect to the Bank of the Parent. "Incentive Agreements" mean this Agreement and all stock option agreements, incentive compensation unit agreements, supplemental pension agreements or other arrangements or agreements, whether in existence on the date hereof or hereafter entered into by the Employee and the Bank or the Parent that entitled the Employee to receive payments or other property from the Bank or the Parent.

                  8.2 Limitation. If the Aggregate Present Value of Parachute Payments payable to or in respect of the Employee by reason of a Change in Control of the Bank or the Parent under all Incentive Agreements then in effect is greater than or equal to three times the Base Amount, then the Aggregate Present Value of Parachute Payments made to the Employee shall be limited to an amount equal to the greater of the portion of the Parachute Payments constituting Reasonable Compensation or three times the Base Amount less one dollar. Any amount required to be withheld from payments made to the Employee pursuant to this Paragraph 8.2 shall be deducted from the Change in Control-Lump Sum Payment referred to in Section 7.2 above.

         9. Notices. Any notice under this Agreement must be in writing and may be given by certified or registered mail, postage prepaid, addressed to the party or parties to be notified with return receipt requested, or by delivering the notice in person. For purposes of notice, the address of Employee or any administrator, executor or legal representative of Employee or his estate, as the case may be, shall be the last address of the Employee on the records of the Bank. The address of the Bank shall be its principal business address.

         10. Controlling Law. This Agreement shall be governed by the laws of the State of Texas.

         11. Entire Agreement. This Agreement contains the entire agreement of the parties and may only be amended in writing signed by both parties; provided, that no amendment to this Agreement shall be effective unless authorized by resolution of the Board of Directors and signed on behalf of the Bank by a duly authorized officer of the Bank other than Employee.

         12. Remedies, Modification and Separability. Employee and the Bank agree that Employee's breach of Sections 4 and 5 of this Agreement will result in irreparable harm to the Bank, that no adequate remedy at law is available, and that the Bank shall be entitled to injunctive relief; however, nothing herein shall prevent the Bank from pursuing any other remedies at law or at equity available to the Bank. Should a court of competent jurisdiction declare any of the covenants set forth in Sections 4 or 5 unenforceable, the court shall be empowered to modify or reform such covenants so as to provide relief reasonably necessary to protect the interests of the Bank and Employee and to award injunctive relief, or damages, or both, to which the Bank may be entitled. If any provision of this Agreement is declared by a court of last resort to be invalid, the Bank and Employee agree that such declaration shall not affect the validity of the other provisions of this Agreement. If any provision of this Agreement is capable to two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the construction which renders it valid.

         13. Preservation of Business; Fiduciary Responsibility. Employee shall use his best efforts to preserve the business and organization of the Bank, to keep available to the Bank the services of its present employees and to preserve the business relations of the Bank with suppliers, distributors, customers and others. Employee shall not commit any act which would injure the Bank. Employee shall observe and fulfill proper standards of fiduciary responsibility attendant upon his Office.

         14. Assignments. This Agreement is personal to Employee and without the prior written consent of the Bank shall not be assignable by Employee other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives and heirs. This Agreement shall inure to the benefit of and be binding upon the Bank and its successors and assigns. The Bank shall require any corporation, entity, individual or other person who is the successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform, by a written agreement in form and substance satisfactory to Employee, all of the obligations of the Bank under this Agreement. As used in this Agreement, the term "Bank" shall mean the Bank as hereinbefore defined and any successor to its business


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and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, written agreement, or otherwise.

         15. Waiver of Breach. The waiver by the Bank of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver by the Bank of any subsequent breach of Employee.

         16. Revocation of Previous Employment Agreements. Any and all previous employment agreements existing between the Bank and Employee are revoked and canceled.

         17. Headings. The section headings in this Agreement are for convenience of reference and shall not be used in the interpretation or construction of this Agreement.

         18. Attorney's Fees. In the event Bank or Employee breaches any term or provision of this Agreement and the other party employs an attorney or attorneys to enforce the terms of this Agreement, then the breaching or defaulting party agrees to pay the other party the reasonable attorney's fees and costs incurred to enforce this Agreement.

         19. Execution. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

         Employee acknowledges that he has read this Agreement and understands that signing this Agreement is a condition of employment.

         IN WITNESS WHEREOF, this Agreement is executed as of the 29th day of August , 1997.



"EMPLOYEE"                           "BANK"

                                      Fredonia State Bank


  /s/  Gordon R. Lewis                By:  /s/ J. R. Honea
--------------------------               ---------------------------------------
Gordon R. Lewis                       Name:    J. R. Honea
                                      Title:  Executive Vice President & Cashier



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



                                   Exhibit "A"
                       Employment Agreement By and Between
                     Fredonia State Bank and Gordon R. Lewis

Calendar Year       Annual Salary       Bank Initials       Employee Initials
-------------       -------------       -------------       -----------------
1997



1998



1999



2000



2001



2002



2003



2004



2005



2006



2007



2008



2009



2010



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